Tecogen to Establish New Business Unit Focused on Indoor Agriculture

WALTHAM, MA, July 20, 2022 – Tecogen Inc. (OTCQX: TGEN), a clean energy company providing ultra-efficient and clean on-site power, heating and cooling equipment, is establishing a new business unit of the company focused on Controlled Environment Agriculture (“CEA”).
CEA is becoming a key market segment for the company. Traditionally United States’ fruits and vegetables are grown outdoors and transported long distances to end consumers. CEA offers significant advantages such as locally grown products, fresh tasting produce, 90% less water use, low transportation costs and zero pesticide use. Climate change, uncertain supply chains, and the drive for locally grown produce are factors cited by market studies projecting that the CEA market will exceed $170 billion globally by 20251.
Food crop CEA is a natural progression for Tecogen from sales of equipment to cannabis CEA facilities. Tecogen’s solutions are uniquely positioned to allow facility owners to reduce operating costs and increase crop yield. Utility expenses in CEA facilities are typically between 10% and 25% of revenue. Tecogen’s chiller and cogeneration solutions can significantly reduce this energy expense while simultaneously reducing the facility’s greenhouse gas footprint. Tecogen’s technology can also supply CO2 to boost plant growth rate by more than 150%, increasing the number of crop cycles in a year. More information about the benefits of our solutions in the CEA market can be found in our 2022 Investor Presentation on our company website.
1 Global Controlled Environment Agriculture Market (CEA) Expected to Reach $172 Billion In 2025 (prnewswire.com)
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs and maintains high efficiency, ultra-clean, cogeneration products including combined heat and power, air conditioning systems and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost efficient, environmentally friendly and reliable products for energy production that, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales and service personnel throughout North America. Tecogen’s run hours on its InVerde cogeneration systems exceeds 5 million run hours. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecofrost, Tecopack, Tecopower, and Ultera are registered trademarks of Tecogen Inc.

Tecogen Inc.
45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com

Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "likely" or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

There can be no assurance that Tecogen will expand its activities in the CEA market as described in this press release or that if the company does so that it will be successful in developing a CEA business unit or generating significant additional revenue from the CEA market. In addition to the Risk Factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors,” factors that could cause our actual results to differ materially from past and projected future results include the impact of the coronavirus pandemic on demand for our products and services, the availability of incentives, rebates and tax benefits relating to our products, changes in the regulatory environment relating to our products, competing technological developments, and the availability of financing to fund our operations and growth.
Tecogen Media & Investor Relations Contact Information:
Benjamin Locke, CEO
P: (781) 466-6402
E: Benjamin.Locke@Tecogen.com

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Tecogen Inc.
45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com